CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


TO:   Cyberlux Corporation


      As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 16, 2006 relating to the financial statements of Cyberlux Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.




                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  --------------------------------------------
                    Russell Bedford Stefanou Mirchandani LLP



New York, New York
September 19, 2006